2nd Quarter 2024 Earnings Release Supplemental Information July 31, 2024

2 Safe Harbor Forward Looking Statements .This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, such as statements about our future plans, objectives, expectations, financial performance, and continued business operations. The words “believe,” “expect,” “anticipate,” “project,” “estimate,” “budget,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “objective,” ”path,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” and similar expressions, among others, generally identify forward- looking statements, which speak only as of the date the statements were made. The statements in this presentation are based on currently available information and the current expectations, forecasts, and assumptions of Knowles’ management concerning risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are projected, anticipated, or implied in these statements. Other risks and uncertainties include, but are not limited to: incurrence of additional impairment charges and a significant charge to earnings due to future events or factors, such as the impairment charge incurred in connection with our strategic alternatives review of the Consumer MEMS Microphones segment (which could result in either a sale or a restructuring of our Consumer MEMS Microphones segment), or changes to the underlying assumptions used to calculate fair value; a significant reduction in MEMS microphone sales due to any weakening demand, loss of market share, or other factors adversely affecting our levels and the timing of our sale of the MEMS microphones; our ongoing ability to execute our strategy to diversify our end markets and customers; our ability to stem or overcome price erosion in our segments; difficulties or delays in and/or the Company’s inability to realize expected synergies from its acquisitions; fluctuations in our stock's market price; fluctuations in operating results and cash flows; our ability to prevent or identify quality issues in our products or to promptly remedy any such issues that are identified; the timing of OEM product launches; risks associated with increasing our inventories in advance of anticipated orders by customers; global economic instability, including due to inflation, rising interest rates, negative impacts caused by pandemics and public health crises, or the impacts of geopolitical uncertainties; the impact of changes to laws and regulations that affect the Company’s ability to offer products or services to customers in different regions; our ability to achieve reductions in our operating expenses; the ability to qualify our products and facilities with customers; our ability to obtain, enforce, defend or monetize our intellectual property rights; disruption caused by a cybersecurity incident, including a cyber attack, cyber breach, theft, or other unauthorized access; increases in the costs of critical raw materials and components; availability of raw materials and components; managing new product ramps and introductions for our customers; our dependence on a limited number of large customers; our ability to maintain and expand our existing relationships with leading OEMs in order to maintain and increase our revenue; increasing competition and new entrants in the market for our products; our ability to develop new or enhanced products or technologies in a timely manner that achieve market acceptance; our reliance on third parties to manufacture, assemble, and test our products and sub-components; escalating international trade tensions, new or increased tariffs and trade wars among countries; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company; a sustained decline in our stock price and market capitalization may result in the impairment of certain intangible or long-lived assets; market risk associated with fluctuations in commodity prices, particularly for various precious metals used in our manufacturing operation, changes in tax laws, changes in tax rates and exposure to additional tax liabilities; and other risks, relevant factors, and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Reports on Forms 10-Q and 8-K and our other filings we make with the U.S. Securities and Exchange Commission. These forward-looking statements speak only as of the date of this presentation, and Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Non-GAAP Disclaimer The financial results disclosed in this presentation include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP results included in this presentation, Knowles has presented supplemental, non-GAAP gross profit, adjusted earnings before interest and income taxes, adjusted earnings before interest and income taxes margin, adjusted earnings before interest, taxes, depreciation, and amortization; adjusted earnings before interest, taxes, depreciation, and amortization margin; non-GAAP gross profit margin, non-GAAP diluted earnings per share, non-GAAP operating expense; free cash flow; and free cash flow margin to facilitate evaluation of Knowles’ operating performance. These non-GAAP financial measures exclude certain amounts that are included in the most directly comparable GAAP measure. In addition, these non-GAAP financial measures do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies. Knowles uses non-GAAP measures as supplements to its GAAP results of operations in evaluating certain aspects of its business, and its executive management team focuses on non-GAAP items as key measures of Knowles’ performance for business planning purposes. These measures assist Knowles in comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in Knowles’ opinion, do not reflect its core operating performance. Knowles believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Knowles uses internally for purposes of assessing its core operating performance. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the reconciliation tables in the Appendix.

* For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation • We continue to deliver on expectations and we are executing on the transitions of the company's portfolio to higher value markets and products. • Revenue was up year-over-year driven by organic growth of 2% and the acquisition of Cornell. • Non-GAAP Diluted EPS in line with expectations and up from Q2 2023. • Strong Net Cash from operating activities allowed for share repurchase and debt pay down in Q2 2024. 3 Solid Q2 performance, in line with expectations Q2 2024 Year-over-Year 173.0 204.7 2Q 23 2Q 24 REVENUE ($M) 0.5 24.9 2Q 23 2Q 24 Non-GAAP DILUTED EPS* ($) NET CASH PROVIDED BY OPERATING ACTIVITIES ($M) 0.23 0.24 2Q 23 2Q 24 +4.3%+18.3%

• Revenue was down slightly versus the year ago period driven by lower demand in the specialty audio market. • Non-GAAP Gross Profit Margin increased year-over- year driven by improved favorable product mix and benefits from foreign currency. Q2 2024 Segment Performance MedTech & Specialty Audio * For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation 4 60.6 59.5 2Q 23 2Q 24 REVENUE ($M) -1.8% Non-GAAP GROSS PROFIT MARGIN* (%) 53.5 54.6 2Q 23 2Q 24 +110 bps

• Revenue up year-over-year driven by the acquisition of Cornell partially offset by lower shipments of high- performance capacitors into the distribution channels and industrial end markets. • Non-GAAP Gross Profit Margin down due to the Cornell acquisition. • Sequential Non-GAAP Gross Profit Margin improvement within Cornell and expected improvement throughout 2024. 5 Q2 2024 Segment Performance Precision Devices * For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation REVENUE ($M) Non-GAAP GROSS PROFIT MARGIN* (%) 47.8 74.1 2Q 23 2Q 24 +55.0% 39.7 37.2 2Q 23 2Q 24 -250 bps

• Revenue increased year- over-year due to increased consumer demand primarily in Ear and IOT end markets. • Non-GAAP Gross Profit Margin decreased from the prior year primarily due to the absence of a $4M benefit from the sale of fixed assets recorded in 2023. Q2 2024 Segment Performance Consumer MEMS Microphones * For this Non-GAAP financial measure see the Appendix for GAAP to Non-GAAP reconciliation 6 64.6 71.1 2Q 23 2Q 24 REVENUE ($M) +10.1% Non-GAAP GROSS PROFIT MARGIN* (%) 33.6 28.1 2Q 23 2Q 24 -550 bps

July 28, 2021 Outlook Q3 2024 Guidance 7 GAAP ADJUSTMENTS NON-GAAP Revenue $210 to $220 million — $210 to $220 million Diluted earnings per share $0.20 to $0.24 $0.09 $0.29 to $0.33 Net cash provided by operating activities $35 to $45 million — $35 to $45 million Q3 2024 GAAP results are expected to include approximately $0.07 per share in stock-based compensation, $0.06 per share in amortization of intangibles, and $0.01 per share in acquisition-related costs, partially offset by $0.05 per share for differences related to the GAAP effective tax rate. These items are excluded from non-GAAP results.

8 Appendix

July 28, 2021 Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures 9 Quarter Ended June 30, (in millions, except per share amounts) 2024 2023 Revenues $ 204.7 $ 173.0 Gross profit $ 77.6 $ 73.7 Gross profit margin 37.9% 42.6 % Stock-based compensation expense 0.5 0.7 Restructuring charges 0.3 (1.7) Production transfer costs (1) 0.7 — Acquisition-related costs (2) 0.6 — Non-GAAP gross profit $ 79.7 $ 72.7 Non-GAAP gross profit margin 38.9% 42.0 % Operating expenses $ 313.2 $ 56.8 Stock-based compensation expense (6.9) (6.4) Intangibles amortization expense (5.7) (2.9) Goodwill impairment (249.4) — Restructuring charges 0.1 (0.6) Production transfer costs (1) (0.1) — Acquisition-related costs (2) (1.4) — Other (3) (0.3) (0.6) Non-GAAP operating expenses $ 49.5 $ 46.3 Non-GAAP operating expenses margin 24.2% 26.8 % Net (loss) earnings $ (259.3) $ 13.6 Interest expense, net 4.6 0.8 Provision for income taxes 18.8 3.8 (Loss) earnings before interest and income taxes (235.9) 18.2 (Loss) earnings before interest and income taxes margin (115.2) % 10.5 % Stock-based compensation expense 7.4 7.1 Intangibles amortization expense 5.7 2.9 Goodwill impairment 249.4 — Restructuring charges 0.2 (1.1) Production transfer costs (1) 0.8 — Acquisition-related costs (2) 2.0 — Other (3) (0.1) 0.6 Adjusted earnings before interest and income taxes $ 29.5 $ 27.7 Adjusted earnings before interest and income taxes margin 14.4% 16.0 % Notes: (1) Production transfer costs represent duplicate costs incurred to migrate manufacturing to facilities primarily within the United States. These amounts are included in the corresponding Gross profit and (Loss) earnings before interest and income taxes for each period presented. (2) These expenses are related to the acquisition of Cornell Dubilier by the Precision Devices segment. These expenses include ongoing costs to facilitate integration, the amortization of fair value adjustments to inventory, and costs incurred by the Company to carry out this transaction. (3) Other expenses include non-recurring professional service fees related to the execution of various reorganization projects, foreign currency exchange rate impacts on restructuring balances, and the ongoing net lease cost (income) related to facilities not used in operations.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures 10 Quarter Ended June 30, (in millions, except per share amounts) 2024 2023 Net (loss) earnings $ (259.3) $ 13.6 Interest expense, net 4.6 0.8 Provision for income taxes 18.8 3.8 (Loss) earnings before interest and income taxes $ (235.9) $ 18.2 Non-GAAP reconciling adjustments (4) 265.4 9.5 Depreciation expense 7.7 8.2 Adjusted earnings before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA") $ 37.2 $ 35.9 Adjusted EBITDA margin 18.2% 20.8 % Net (loss) earnings $ (259.3) $ 13.6 Non-GAAP reconciling adjustments (4) 265.4 9.5 Income tax effects of non-GAAP reconciling adjustments (5) (16.4) 1.2 Non-GAAP net earnings $ 22.5 $ 21.9 Diluted (loss) earnings per share $ (2.90) $ 0.15 Earnings per share non-GAAP reconciling adjustment (4)(5) 3.14 0.08 Non-GAAP diluted earnings per share $ 0.24 $ 0.23 Diluted average shares outstanding 89.4 91.8 Non-GAAP adjustment (6) 3.8 3.1 Non-GAAP diluted average shares outstanding (6) 93.2 94.9 Notes: (4) The non-GAAP reconciling adjustments are those adjustments made to reconcile (Loss) earnings before interest and income taxes to Adjusted earnings before interest and income taxes. (5) Income tax effects of non-GAAP reconciling adjustments are calculated using the applicable tax rates in the jurisdictions of the underlying adjustments. (6) The number of shares used in the diluted per share calculations on a non- GAAP basis excludes the impact of stock-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Historical Segment Data 11 Precision Devices MedTech & Specialty Audio Consumer MEMS Microphones Quarter Ended Quarter Ended Quarter Ended June 30, March 31, December 31, September 30, June 30, June 30, March 31, December 31, September 30, June 30, June 30, March 31, December 31, September 30, June 30, (in millions) 2024 2024 2023 2023 2023 2024 2024 2023 2023 2023 2024 2024 2023 2023 2023 Revenues $ 74.1 $ 74.3 $ 69.7 $ 50.2 $ 47.8 $ 59.5 $ 57.1 $ 67.4 $ 56.5 $ 60.6 $ 71.1 $ 65.0 $ 78.1 $ 68.4 $ 64.6 Gross profit $ 25.8 $ 22.9 $ 22.5 $ 20.0 $ 18.6 $ 32.4 $ 31.2 $ 36.4 $ 30.9 $ 32.3 $ 19.9 $ 16.9 $ 19.9 $ 27.2 $ 23.3 Gross profit margin 34.8% 30.8% 32.3% 39.8% 38.9% 54.5% 54.6% 54.0% 54.7% 53.3% 28.0% 26.0% 25.5% 39.8% 36.1 % Stock-based compensation expense 0.2 0.2 0.1 0.1 0.4 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.1 0.2 0.1 Restructuring charges 0.3 1.0 0.9 0.2 — — — — — — — — (0.7) (0.1) (1.7) Production transfer costs 0.7 0.8 0.4 — — — — — — — — — — — — Acquisition-related costs 0.6 1.4 0.8 — — — — — — — — — — — — Other — 0.5 — — — — — — — — — — — — — Non-GAAP gross profit $ 27.6 $ 26.8 $ 24.7 $ 20.3 $ 19.0 $ 32.5 $ 31.3 $ 36.5 $ 31.0 $ 32.4 $ 20.0 $ 17.0 $ 19.3 $ 27.3 $ 21.7 Non-GAAP gross profit margin 37.2% 36.1% 35.4% 40.4% 39.7% 54.6% 54.8% 54.2% 54.9% 53.5% 28.1% 26.2% 24.7% 39.9% 33.6 % Research and development expenses $ 4.7 $ 4.7 $ 4.0 $ 3.1 $ 3.3 $ 4.8 $ 4.7 $ 4.3 $ 4.8 $ 4.7 $ 11.3 $ 11.2 $ 10.6 $ 11.7 $ 11.7 Research and development expenses margin 6.3% 6.3% 5.7% 6.2% 6.9% 8.1% 8.2% 6.4% 8.5% 7.8% 15.9% 17.2% 13.6% 17.1% 18.1 % Stock-based compensation expense (0.1) (0.1) (0.1) (0.2) (0.1) (0.4) (0.4) (0.3) (0.3) (0.3) (0.9) (1.0) (0.9) (0.6) (1.4) Intangibles amortization expense (0.6) (0.6) (0.6) (0.1) (0.1) — — — — — (1.5) (1.5) (1.5) (1.5) (1.5) Acquisition-related costs (0.1) (0.3) — — — — — — — — — — — — — Other — — — — — — — — — — (0.2) — (0.1) (0.1) (0.1) Non-GAAP research and development expenses $ 3.9 $ 3.7 $ 3.3 $ 2.8 $ 3.1 $ 4.4 $ 4.3 $ 4.0 $ 4.5 $ 4.4 $ 8.7 $ 8.7 $ 8.1 $ 9.5 $ 8.7 Non-GAAP research and development expenses margin 5.3% 5.0% 4.7% 5.6% 6.5% 7.4% 7.5% 5.9% 8.0% 7.3% 12.2% 13.4% 10.4% 13.9% 13.5 % Selling and administrative expenses $ 17.0 $ 18.7 $ 14.8 $ 9.6 $ 10.4 $ 3.6 $ 3.8 $ 4.1 $ 3.9 $ 4.0 $ 5.6 $ 5.8 $ 4.9 $ 4.4 $ 4.7 Selling and administrative expenses margin 22.9% 25.2% 21.2% 19.1% 21.8% 6.1% 6.7% 6.1% 6.9% 6.6% 7.9% 8.9% 6.3% 6.4% 7.3 % Stock-based compensation expense (0.4) 0.2 (0.5) (0.5) (0.6) (0.5) (0.5) (0.5) (0.5) (0.4) (0.5) (0.5) (0.4) (0.4) (0.4) Intangibles amortization expense (3.6) (3.8) (2.6) (1.4) (1.3) — — — — — — — — — — Production transfer costs (0.1) — — — — — — — — — — — — — — Acquisition-related costs (1.0) (1.9) (0.8) — — — — — — — — — — — — Other — — — — — — — — — — — — 0.1 0.7 0.3 Non-GAAP selling and administrative expenses $ 11.9 $ 13.2 $ 10.9 $ 7.7 $ 8.5 $ 3.1 $ 3.3 $ 3.6 $ 3.4 $ 3.6 $ 5.1 $ 5.3 $ 4.6 $ 4.7 $ 4.6 Non-GAAP selling and administrative expenses margin 16.1% 17.8% 15.6% 15.3% 17.8% 5.2% 5.8% 5.3% 6.0% 5.9% 7.2% 8.2% 5.9% 6.9% 7.1 % Operating expenses $ 21.6 $ 24.9 $ 19.1 $ 13.8 $ 13.7 $ 8.4 $ 8.5 $ 8.4 $ 8.7 $ 8.7 $ 266.3 $ 17.0 $ 15.5 $ 16.1 $ 17.0 Operating expenses margin 29.1% 33.5% 27.4% 27.5% 28.7% 14.1% 14.9% 12.5% 15.4% 14.4% 374.5% 26.2% 19.8% 23.5% 26.3 % Stock-based compensation expense (0.5) 0.1 (0.6) (0.7) (0.7) (0.9) (0.9) (0.8) (0.8) (0.7) (1.4) (1.5) (1.3) (1.0) (1.8) Intangibles amortization expense (4.2) (4.4) (3.2) (1.5) (1.4) — — — — — (1.5) (1.5) (1.5) (1.5) (1.5) Goodwill impairment — — — — — — — — — — (249.4) — — — — Restructuring charges 0.1 (1.5) (0.3) (1.1) — — — — — — — — — — (0.6) Production transfer costs (0.1) — — — — — — — — — — — — — — Acquisition-related costs (1.1) (2.2) (0.8) — — — — — — — — — — — — Other — — — — — — — — — — (0.2) — — 0.6 0.2 Non-GAAP operating expenses $ 15.8 $ 16.9 $ 14.2 $ 10.5 $ 11.6 $ 7.5 $ 7.6 $ 7.6 $ 7.9 $ 8.0 $ 13.8 $ 14.0 $ 12.7 $ 14.2 $ 13.3 Non-GAAP operating expenses margin 21.3% 22.7% 20.4% 20.9% 24.3% 12.6% 13.3% 11.3% 14.0% 13.2% 19.4% 21.5% 16.3% 20.8% 20.6%

Historical Segment Data

knowles

(in millions)

Precision Devices — Quarter Ended

(in millions)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenues	$ 74.1	$ 74.3	$ 69.7	$ 50.2	$ 47.8
Operating (loss) earnings	$ 4.2	$ (2.0)	$ 3.4	$ 6.2	$ 4.9
Other expense, net	—	0.1	—	0.1	0.1
Gain on sale of asset, net	—	—	—	—	—
(Loss) earnings before interest and income taxes	$ 4.2	$ (2.1)	$ 3.4	$ 6.1	$ 4.8
(Loss) earnings before interest and income taxes margin	*5.7%*	*-2.8%*	*4.9%*	*12.2%*	*10.0%*
Stock-based compensation expense	0.7	0.1	0.7	0.8	1.1
Intangibles amortization expense	4.2	4.4	3.2	1.5	1.4
Goodwill impairment	—	—	—	—	—
Restructuring charges	0.2	2.5	1.2	1.3	—
Production transfer costs	0.8	0.8	0.4	—	—
Acquisition-related costs	1.7	3.6	1.6	—	—
Gain on sale of asset, net	—	—	—	—	—
Other	—	0.5	—	—	—
Adjusted earnings before interest and income taxes	$ 11.8	$ 9.8	$ 10.5	$ 9.7	$ 7.3
Adjusted earnings before interest and income taxes margin	*15.9%*	*13.2%*	*15.1%*	*19.3%*	*15.3%*
Operating (loss) earnings	$ 4.2	$ (2.0)	$ 3.4	$ 6.2	$ 4.9
Other expense, net	—	0.1	—	0.1	0.1
Gain on sale of asset, net	—	—	—	—	—
(Loss) earnings before interest and income taxes	$ 4.2	$ (2.1)	$ 3.4	$ 6.1	$ 4.8
Non-GAAP reconciling adjustments	7.6	11.9	7.1	3.6	2.5
Depreciation expense	2.6	2.7	2.5	1.9	2.0
Adjusted earnings before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	$ 14.4	$ 12.5	$ 13.0	$ 11.6	$ 9.3
Adjusted EBITDA margin	*19.4%*	*16.8%*	*18.7%*	*23.1%*	*19.5%*

MedTech & Specialty Audio — Quarter Ended

(in millions)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenues	$ 59.5	$ 57.1	$ 67.4	$ 56.5	$ 60.6
Operating (loss) earnings	$ 24.0	$ 22.7	$ 28.0	$ 22.2	$ 23.6
Other expense, net	—	—	—	—	—
Gain on sale of asset, net	—	—	—	—	—
(Loss) earnings before interest and income taxes	$ 24.0	$ 22.7	$ 28.0	$ 22.2	$ 23.6
(Loss) earnings before interest and income taxes margin	*40.3 %*	*39.8 %*	*41.5%*	*39.3%*	*38.9%*
Stock-based compensation expense	1.0	1.0	0.9	0.9	0.8
Intangibles amortization expense	—	—	—	—	—
Goodwill impairment	—	—	—	—	—
Restructuring charges	—	—	—	—	—
Production transfer costs	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—
Gain on sale of asset, net	—	—	—	—	—
Other	—	—	—	—	—
Adjusted earnings before interest and income taxes	$ 25.0	$ 23.7	$ 28.9	$ 23.1	$ 24.4
Adjusted earnings before interest and income taxes margin	*42.0 %*	*41.5 %*	*42.9%*	*40.9%*	*40.3%*
Operating (loss) earnings	$ 24.0	$ 22.7	$ 28.0	$ 22.2	$ 23.6
Other expense, net	—	—	—	—	—
Gain on sale of asset, net	—	—	—	—	—
(Loss) earnings before interest and income taxes	$ 24.0	$ 22.7	$ 28.0	$ 22.2	$ 23.6
Non-GAAP reconciling adjustments	1.0	1.0	0.9	0.9	0.8
Depreciation expense	2.0	2.0	2.0	2.0	2.1
Adjusted earnings before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	$ 27.0	$ 25.7	$ 30.9	$ 25.1	$ 26.5
Adjusted EBITDA margin	*45.4 %*	*45.0 %*	*45.8%*	*44.4%*	*43.7%*

Consumer MEMS Microphones — Quarter Ended

(in millions)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Revenues	$ 71.1	$ 65.0	$ 78.1	$ 68.4	$ 64.6
Operating (loss) earnings	$(246.4)	$ (0.1)	$ 4.4	$ 11.1	$ 6.3
Other expense, net	—	—	—	—	—
Gain on sale of asset, net	—	(5.4)	—	—	—
(Loss) earnings before interest and income taxes	$(246.4)	$ 5.3	$ 4.4	$ 11.1	$ 6.3
(Loss) earnings before interest and income taxes margin	*(346.6)%*	*8.2 %*	*5.6 %*	*16.2 %*	*9.8%*
Stock-based compensation expense	1.5	1.6	1.4	1.2	1.9
Intangibles amortization expense	1.5	1.5	1.5	1.5	1.5
Goodwill impairment	249.4	—	—	—	—
Restructuring charges	—	—	(0.7)	(0.1)	(1.1)
Production transfer costs	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—
Gain on sale of asset, net	—	(5.4)	—	—	—
Other	0.2	—	—	(0.6)	(0.2)
Adjusted earnings before interest and income taxes	$ 6.2	$ 3.0	$ 6.6	$ 13.1	$ 8.4
Adjusted earnings before interest and income taxes margin	*8.7 %*	*4.6 %*	*8.5 %*	*19.2 %*	*13.0%*
Operating (loss) earnings	$(246.4)	$ (0.1)	$ 4.4	$ 11.1	$ 6.3
Other expense, net	—	—	—	—	—
Gain on sale of asset, net	—	(5.4)	—	—	—
(Loss) earnings before interest and income taxes	$(246.4)	$ 5.3	$ 4.4	$ 11.1	$ 6.3
Non-GAAP reconciling adjustments	252.6	(2.3)	2.2	2.0	2.1
Depreciation expense	2.6	2.9	3.0	3.1	3.6
Adjusted earnings before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA")	$ 8.8	$ 5.9	$ 9.6	$ 16.2	$ 12.0
Adjusted EBITDA margin	*12.4 %*	*9.1 %*	*12.3 %*	*23.7 %*	*18.6%*

12

Reconciliation of Segment EBIT to Consolidated Net Earnings 13 Quarter Ended June 30, March 31, December 31, September 30, June 30, (in millions) 2024 2024 2023 2023 2023 (Loss) earnings before interest and income taxes Precision Devices $ 4.2 $ (2.1) $ 3.4 $ 6.1 $ 4.8 MedTech & Specialty Audio 24.0 22.7 28.0 22.2 23.6 Consumer MEMS Microphones (246.4) 5.3 4.4 11.1 6.3 Total segments (218.2) 25.9 35.8 39.4 34.7 Corporate expense / other 17.7 15.8 22.4 17.3 16.5 Interest expense, net 4.6 4.4 3.2 0.6 0.8 (Loss) earnings before income taxes (240.5) 5.7 10.2 21.5 17.4 Provision for (benefit from) income taxes 18.8 3.2 (37.2) 4.9 3.8 Net (loss) earnings $ (259.3) $ 2.5 $ 47.4 $ 16.6 $ 13.6

Reconciliation of Net Earnings to Adjusted EBITDA 14 Quarter Ended June 30, March 31, December 31, September 30, Trailing (in millions) 2024 2024 2023 2023 12 Months Net (loss) earnings $ (259.3) $ 2.5 $ 47.4 $ 16.6 $ (192.8) Interest expense, net 4.6 4.4 3.2 0.6 12.8 Provision for (benefit from) income taxes 18.8 3.2 (37.2) 4.9 (10.3) (Loss) earnings before interest and income taxes (235.9) 10.1 13.4 22.1 (190.3) Stock-based compensation expense 7.4 6.7 7.2 6.9 28.2 Intangibles amortization expense 5.7 5.9 4.7 3.0 19.3 Goodwill impairment 249.4 — — — 249.4 Restructuring charges 0.2 2.5 0.6 1.6 4.9 Production transfer costs 0.8 0.8 0.4 — 2.0 Acquisition-related costs 2.0 4.2 6.4 3.0 15.6 Gain on sale of asset, net — (5.4) — — (5.4) Other (0.1) 0.9 0.5 0.2 1.5 Non-GAAP reconciling adjustments 265.4 15.6 19.8 14.7 315.5 Depreciation expense 7.7 8.1 8.0 7.6 31.4 Adjusted earnings before interest, income taxes, depreciation, and amortization ("Adjusted EBITDA") $ 37.2 $ 33.8 $ 41.2 $ 44.4 $ 156.6

Reconciliation of Net Debt and Net Debt Leverage Ratio Calculation 15 (in millions) June 30, 2024 Current maturities of long-term debt $ 48.8 Long-term debt 212.4 Total debt 261.2 Less: Cash and cash equivalents (84.0) Net debt $ 177.2 Net debt $ 177.2 Trailing 12 Month Adjusted EBITDA $ 156.6 Net debt leverage ratio 1.1 x

Thank you 16